CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion of our report, dated March 30, 1998, on our audit of the Statements of Assets and Liabilities of PBHG Advisor
Funds, Inc., comprised of the PBHG Advisor Core Value, PBHG Advisor Value Opportunities, PBHG Advisor New Contrarian, PBHG Advisor REIT, PBHG Advisor Blue Chip Growth, PBHG Advisor Growth Oportunities, PBHG Advisor Enhanced Equity, PBHG Advisor Trend, PBHG Advisor New Opportunities, PBHG Advisor Global Technology & Communications, PBHG Advisor Growth II, PBHG Advisor Large Cap Concentrated, PBHG Advisor High Yield, PBHG Advisor Master Fixed Income, PBHG Advisor Short-Term Government and PBHG Advisor Cash Reserves Funds, as of March 20, 1998 under the heading "Financial Statements" in the Statement of Additional Information. We also consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information with respect to this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 333-44193).



/s/PriceWaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 17, 1998